Exhibit 4.b

                              SUPPLEMENTAL INDENTURE


      THIS SUPPLEMENTAL INDENTURE, dated as of August 5, 1994, between MascoTech, Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee").

      WHEREAS, the Company entered into an Indenture dated as of November 1, 1986 with Morgan Guaranty Trust Company (the "Indenture");

      WHEREAS,  the Trustee is the successor trustee under the Indenture; and

      WHEREAS, Section 11.01(g) the Indenture provides for supplemental inden-tures to make changes, provided such action does not adversely affect the interests of the holders of the Securities.

      NOW, THEREFORE, the parties agree as follows:

      1. Section 8.10 of the Indenture shall be amended by inserting the following as a new subparagraph (e):

            "(e) Notwithstanding the provisions of Section 8.12, in connec-tion with any sale or proposed sale of all or any portion of the corporate trust business of any Trustee hereunder or any other trans-action that would result in a change of control of such corporate trust business, and provided that no Event of Default exists, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Any removal of the Trustee and appointment of a successor trustee pursuant to the foregoing shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11."

      2. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture shall remain in full force and effect and without any change whatsoever being made hereby.

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      IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed and acknowledged as of the date first written above.

                                          MASCOTECH, INC.


                                          By:/s/ Timothy Wadhams
                                             Timothy Wadhams
                                             Vice President

[Seal]
Attest:

/s/ Eugene A. Gargaro, Jr.
Secretary
                                          THE FIRST NATIONAL BANK
                                             OF CHICAGO

                                          By:/s/ R. D. Manella
                                             R. D. Manella
                                             Vice President
[Seal]
Attest:

/s/ T. Marshall

State of Michigan)
                 ) ss
County  of  Wayne)

      On the 2nd day of August, 1994, before me personally came Timothy Wadhams, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of MascoTech, Inc., the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation;
that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy S. Steinrock
                                          Notary Public
                                          Wayne County, Michigan
                                          My Comm. Exp.: Nov. 9, 1994
[NOTARIAL SEAL]

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State of Illinois)
                 ) ss
County  of  Cook )

      On the 3rd day of August, 1994, before me personally came R. D. Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Nancy Lopez
                                          Notary Public
                                          State of Illinois
                                          My Comm. Exp.:  May 21, 1997

[NOTARIAL SEAL]


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